Exhibit 99.1

LRR Energy, L.P. Announces Second Quarter 2014 Results

Houston, Texas (July 31, 2014) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three and six months ended June 30, 2014.

Selected Financial and Operating Information

A summary of selected financial and operating information follows.  For consolidated financial statements for the three and six months ended June 30, 2014, please see the accompanying tables on pages 6-8.

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
	(unaudited)
	(in thousands, except distribution coverage ratio)

Oil, natural gas and natural gas liquids sales	$30,679	$62,298
Gain (loss) on commodity derivative instruments, net (1)	$(13,328)	$(18,950)
Total revenues	$17,391	$43,419
Lease operating expense	$6,829	$12,664
Production and ad valorem taxes	$2,248	$4,648
General and administrative expense	$2,699	$5,881
Interest expense	$2,575	$5,116
Net income (loss)	$(7,337)	$(4,643)
Net income (loss) available to unitholders	$(7,337)	$(4,643)
Net income (loss) per limited partner unit	$(0.27)	$(0.17)

Capital expenditures	$10,291	$17,094
Adjusted EBITDA (2)	$19,636	$40,677
Distributable cash flow (2)	$11,835	$25,188

Cash distribution - common unitholders	$11,368	$21,153
Cash distribution - all unitholders	$13,597	$26,703
Distribution coverage ratio - common unitholders(2)	1.04x	1.19x
Distribution coverage ratio - all unitholders(2)	0.87x	0.94x

(1)         See commodity derivative settlements on page 5.

(2)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 9.

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014

Average net production (Boe/d)	6,418	6,392
Average cost per Boe:
Lease operating expense	$11.70	$10.95
Production and ad valorem taxes	$3.85	$4.02
General and administrative expense	$4.62	$5.08

LRR Energy’s average net production for the three and six months ended June 30, 2014 was negatively impacted by flaring at the Red Lake field of approximately 30 Boe/d and 50 Boe/d, respectively.  At the Red Lake field, LRR Energy is currently flaring approximately 50 Boe/d due to third-party plant compression limits. LRR Energy’s July 2014 average net production through July 25, 2014 was approximately 6,425 Boe/d.

Recent Events

As of July 31, 2014, LRR Energy had $190 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $45 million of available borrowing capacity under its revolving credit facility. Management believes cash flow from operations, the capacity under the revolving credit facility and the proceeds from its current At-the-Market Offering Program (the “ATM Program”) will provide ample financial flexibility to execute its 2014 capital program and distribution strategy.

On July 18, 2014, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the second quarter of 2014 of $0.4950 per outstanding unit, or $1.98 on an annualized basis.  The distribution will be paid on August 14, 2014 to all unitholders of record as of the close of business on July 31, 2014.  The declaration represents the eighth consecutive increase to LRR Energy’s quarterly distribution.

2014 Guidance

LRR Energy has revised its full year 2014 guidance to reflect an increased capital development program for the second half of 2014.  The majority of the $3.5 million capital increase will be spent in the Red Lake field and non-operated portion of the Putnam field.  Due to continued strong production performance and drilling efficiencies at the Red Lake field, LRR Energy plans to drill four additional wells for a total of 23 wells in the Red Lake field for the year.  LRR Energy also plans to participate in two additional non-operated horizontal wells in the Putnam field.  LRR Energy expects these additional capital expenditures to occur in the fourth quarter of 2014. The additional spending is expected to slightly increase production in the fourth quarter of 2014 and more fully impact expected 2015 production.  Based on current estimates, and assuming no future acquisitions, LRR Energy’s revised full year 2014 guidance is as follows:

	Previous	Revised
Daily Production (Boe/d)	6,400 - 6,600	6,450 – 6,550

LOE ($/Boe)	$ 10.50 - $11.00	$ 10.75 - $11.00

Capital Expenditures ($MM)	$ 34.0	$ 37.5

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of June 30, 2014, LRR Energy had the following outstanding derivative contracts.

	Index	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	2,961,198	5,500,236	5,433,888	5,045,760
Weighted average price		$5.56	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	(1)	2,860,739	5,326,559	2,877,047	—
Weighted average price		$(0.1530)	$(0.1661)	$(0.1115)	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	378,675	683,286	397,488	198,744
Weighted average price		$96.18	$93.39	$86.02	$85.75

Basis swaps (BBLs)	Argus-	195,605	—	—	—
Weighted average price	Midland-Cushing	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	137,760	236,149	—	—
Weighted average price		$34.72	$34.46	$—	$—

(1)         Our natural gas basis swaps are traded on the following indices: Centerpoint East, Houston Ship Channel, WAHA and TEXOK.

Subsequent to June 30, 2014, LRR Energy acquired the following commodity hedges.

	Index	2015

Oil positions
Price swaps (BBLs)	Argus-	397,035
Weighted average price	Midland-Cushing	$(3.41)

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than August 11, 2014.  The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Friday, August 1, 2014, at 10:00 a.m. eastern time (9:00 a.m. central time) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 72753683).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through August 14, 2014. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 72753683).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and Southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results and future events could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2013 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Angelique Brou

Financial Reporting Manager

(713) 345-2145

abrou@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Production:
Oil (MBbls)	216	210	434	398
Natural gas (MMcf)	1,666	1,843	3,288	3,651
NGLs (MBbls)	90	73	175	145
Total (MBoe)	584	590	1,157	1,152
Average net production (Boe/d)	6,418	6,484	6,392	6,365

Average sales price:
Oil (per Bbl):
Sales price	$94.23	$90.53	$93.34	$86.62
Effect of settled commodity derivative instruments	(3.50)	0.39	(2.14)	0.80
Realized price	$90.73	$90.92	$91.20	$87.42
Natural gas (per Mcf):
Sales price	$4.54	$4.19	$4.76	$3.78
Effect of settled commodity derivative instruments	0.71	0.87	0.62	1.41
Realized price	$5.25	$5.06	$5.38	$5.19
NGLs (per Bbl):
Sales price	$30.67	$31.16	$34.99	$31.10
Effect of settled commodity derivative instruments	(1.81)	6.26	(2.77)	5.49
Realized price	$28.86	$37.42	$32.22	$36.59

Average cost per Boe:
Lease operating expenses	$11.70	$8.93	$10.95	$10.48
Production and ad valorem taxes	3.85	3.72	4.02	3.51
Depletion and depreciation	14.87	17.16	14.82	17.58
General and administrative expenses	4.62	4.69	5.08	5.38

Derivative instrument settlements and amortization (in thousands):
Commodity	271	$2,143	637	$6,248
Interest rate	(204)	$(178)	(404)	$(352)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Oil sales	$20,354	$19,012	$40,510	$34,475
Natural gas sales	7,565	7,720	15,664	13,800
Natural gas liquids sales	2,760	2,275	6,124	4,510
Gain (loss) on commodity derivative instruments, net	(13,328)	12,354	(18,950)	6,287
Other income	40	18	71	87
Total revenues	17,391	41,379	43,419	59,159

Operating expenses:
Lease operating expense	6,829	5,270	12,664	12,067
Production and ad valorem taxes	2,248	2,198	4,648	4,044
Depletion and depreciation	8,680	10,129	17,145	20,239
Accretion expense	510	477	1,013	947
Loss (gain) on settlement of asset retirement obligations	21	360	61	335
General and administrative expense	2,699	2,768	5,881	6,197
Total operating expenses	20,987	21,202	41,412	43,829

Operating income (loss)	(3,596)	20,177	2,007	15,330

Other income (expense), net Interest expense	(2,575)	(2,249)	(5,116)	(4,514)
Gain (loss) on interest rate derivative instruments, net	(1,128)	2,657	(1,422)	2,772
Other income (expense), net	(3,703)	408	(6,538)	(1,742)

Income (loss) before taxes	(7,299)	20,585	(4,531)	13,588
Income tax expense	(38)	(62)	(112)	(67)
Net income (loss)	$(7,337)	$20,523	$(4,643)	$13,521
Net loss (income) attributable to common control operations	—	—	—	(448)
Net income (loss) available to unitholders	$(7,337)	$20,523	$(4,643)	$13,073

Computation of net income (loss) per limited partner unit:

General partners’ interest in net income (loss)	$(7)	$21	$(4)	$13

Limited partners’ interest in net income (loss)	$(7,330)	$20,502	$(4,639)	$13,060

Net income (loss) per limited partner unit (basic and diluted)	$(0.27)	$0.78	$(0.17)	$0.53

Weighted average number of limited partner units outstanding (basic and diluted)	26,733	26,169	26,539	24,555

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,643)	$13,521
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion and depreciation	17,145	20,239
Accretion expense	1,013	947
Amortization of equity awards	534	253
Amortization of derivative contracts	330	508
Amortization of deferred financing costs and other	208	187
Loss (gain) on settlement of asset retirement obligations	61	335
Changes in operating assets and liabilities:
Change in receivables	75	(2,568)
Change in prepaid expenses	(209)	(279)
Change in derivative assets and liabilities	20,605	(3,163)
Change in amounts due to/from affiliates	(5,992)	(5,446)
Change in accrued liabilities and deferred tax liabilities	2,536	2,581
Net cash provided by (used in) operating activities	31,663	27,115

CASH FLOWS FROM INVESTING ACTIVITIES
Development of oil and natural gas properties	(17,094)	(14,375)
Disposition of oil and natural gas properties	65	—
Net cash provided by (used in) investing activities	(17,029)	(14,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	20,000	38,000
Principal payments on revolving credit facility	(25,000)	(24,000)
Equity offering, net of expenses	14,810	59,513
Distributions	(25,990)	(23,422)
Distribution to Lime Rock Resources	—	(60,672)
Contribution to Lime Rock Resources	—	(734)
Net cash provided by (used in) financing activities	(16,180)	(11,315)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,546)	1,425

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,417	3,467

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,871	$4,892

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	$1,735	$4,662
Asset retirement obligations	(181)	(313)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$2,871	$4,417
Accounts receivable	9,792	9,867
Commodity derivative instruments	8,022	9,726
Due from affiliates	5,737	—
Prepaid expenses	1,717	1,603
Total current assets	28,139	25,613
Property and equipment (successful efforts method)	895,352	876,674
Accumulated depletion, depreciation and impairment	(449,054)	(431,837)
Total property and equipment, net	446,298	444,837
Commodity derivative instruments	5,569	16,746
Deferred financing costs, net of accumulated amortization and other	1,039	1,154
TOTAL ASSETS	$481,045	$488,350
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$4,797	$2,300
Accrued capital cost	4,115	2,574
Due to affiliates	—	255
Commodity derivative instruments	5,783	2,217
Interest rate derivative instruments	1,304	648
Asset retirement obligations	503	488
Total current liabilities	16,502	8,482
Long-term liabilities:
Commodity derivative instruments	3,643	174
Interest rate derivative instruments	1,915	1,554
Term loan	50,000	50,000
Revolving credit facility	195,000	200,000
Asset retirement obligations	36,933	35,838
Deferred tax liabilities	83	44
Total long-term liabilities	287,574	287,610
Total liabilities	304,076	296,092
Unitholders’ equity:
General partner (22,400 units issued and outstanding as of June 30, 2014 and December 31, 2013)	277	303
Public common unitholders (18,584,790 units issued and outstanding as of June 30, 2014 and 17,710,334 units issued and outstanding as of December 31, 2013)	175,920	181,290
Affiliated common unitholders (4,089,600 units issued and outstanding as of June 30, 2014 and 1,849,600 units issued and outstanding as of December 31, 2013)	216	2,093
Subordinated unitholders (4,480,000 units issued and outstanding as of June 30, 2014 and 6,720,000 units issued and outstanding as of December 31, 2013)	556	8,572
Total unitholders’ equity	176,969	192,258
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$481,045	$488,350

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income (loss) plus or minus income tax expense; interest expense-net, including loss (gain) on interest rate derivative instruments, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; loss (gain) on settlement of asset retirement obligations; loss (gain) on commodity derivative instruments, net; commodity derivative instrument net cash settlements; impairment of oil and natural gas properties; and other non-recurring items that LRR Energy deems appropriate.

Adjusted EBITDA is used as a supplemental financial measure by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess LRR Energy’s financial performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis.

Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common, subordinated and general partner units.

Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by LRR Energy (prior to the establishment of any retained cash reserve by its general partner) to the cash distributions it expects to pay its unitholders.  Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are also important financial measures for LRR Energy’s unitholders as they serve as indicators of its success in providing a cash return on investment.  Specifically, these metrics indicate to investors whether or not LRR Energy is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are quantitative standards used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the yield is based on the amount of cash distributions the entity pays to a unitholder compared to the unit price.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate its operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders to net income (loss), LRR Energy’s most directly comparable GAAP financial performance measure, for the three and six months ended June 30, 2014 and 2013.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands, except distribution coverage ratio)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income (loss)	$(7,337)	$20,523	$(4,643)	$13,521
Income tax expense	38	62	112	67
Interest expense-net, including loss (gain) on interest rate derivative instruments	3,703	(408)	6,538	1,742
Depletion and depreciation	8,680	10,129	17,145	20,239
Accretion of asset retirement obligations	510	477	1,013	947
Amortization of equity awards	249	138	534	253
Loss (gain) on settlement of asset retirement obligations	21	360	61	335
Loss (gain) on commodity derivative instruments, net	13,328	(12,354)	18,950	(6,287)
Commodity derivative instrument net cash settlements	444	2,404	967	6,756
Impairment of oil and natural gas properties	—	—	—	—
Adjusted EBITDA	$19,636	$21,331	$40,677	$37,573

Adjusted EBITDA	19,636	21,331	40,677	37,573
Cash income tax expense	(44)	(47)	(88)	(73)
Cash interest expense	(2,757)	(2,314)	(5,401)	(4,616)
Estimated maintenance capital (1)	(5,000)	(5,075)	(10,000)	(10,150)
Distributable Cash Flow	$11,835	$13,895	$25,188	$22,734

Cash distribution - common unitholders	$11,368	$9,433	$21,153	$18,817
Cash distribution - all unitholders	$13,597	$12,703	$26,703	$25,340
Distribution coverage Ratio - common unitholders	1.04x	1.47x	1.19x	1.21x
Distribution coverage Ratio - all unitholders	0.87x	1.09x	0.94x	0.90x

(1)         Amount represents pro-rated capital for the period. Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term.